Exhibit 10.2

SECOND AMENDMENT TO SENIOR SECURED NOTE AGREEMENT

Reference is made to that certain Senior Secured Note Agreement executed by Lee Lee Oriental Supermart, Inc., an Arizona corporation (the “Corporate Issuer”) and Lee Lee Oriental Supermart, LLC, (the “LLC Issuer”) (each the “Issuer”) and AZLL LLC, an Arizona limited liability company (“AZLL”) in favor of Meng Truong and Paulina Truong, husband and wife (together, “Holders” or “Secured Parties” and, collectively with Issuer and AZLL, the “Parties” and each, a “Party”) dated April 8, 2024, as amended by that certain First Amendment to the Senior Secured Note Agreement dated October 21, 2024 (the “Secured Note”). All capitalized terms not defined herein shall have the meaning as provided in the Secured Note.

RECITALS

WHEREAS, the Issuer, AZLL and Holders are party to the Secured Note, pursuant to which the Issuer owes to the Holders the remaining outstanding Principal Amount;

WHEREAS, pursuant to the Secured Note, Issuer was required to make a payment of the Principal Amount on September 8, 2024 in the amount of one million five hundred thousand dollars ($1,500,000.00) (the “September Payment”);

WHEREAS, Issuer did not make the required September Payment on September 8, 2024;

WHEREAS, Holders provided Issuer with a limited extension of the cure period under Paragraph 9(a) of the Secured Note;

WHEREAS, Issuer made payments of (i) fifty thousand dollars ($50,000.00) on September 24, 2024; (ii) one hundred thousand dollars ($100,000.00) on September 30, 2024; (iii) twenty-five thousand dollars ($25,000.00) on October 7, 2024; and (iv) twenty-five thousand dollars ($25,000.00) on October 16, 2024 resulting in a remaining balance of one million three hundred thousand dollars ($1,300,000.00) of the September Payment remaining due and payable (the “Remaining September Payment”);

WHEREAS, pursuant to the Secured Note, Issuer was required to make and has not made a payment of the Principal Amount on October 8, 2024 in the amount of one million five hundred thousand dollars ($1,500,000.00) (the “October Payment”); and

WHEREAS, the Parties desire to acknowledge the Remaining September Payment and October Payment and to amend the Secured Note on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party, the Parties hereby agree as follows.

1.	Effective Date. The Effective Date shall mean October 8, 2024.

2.	Amendments. As of the Effective Date, the Secured Note is hereby amended and modified as follows:

a.	Issue Date. The definition of “Issue Date” as set forth in Paragraph 1.9 of the Secured Note is hereby deleted in its entirety and replaced with the following:

““Issue Date” shall mean the date of the Note Issuance of April 8, 2024.”

b.	Interest. Paragraph 2 of the Secured Note is hereby deleted in its entirety and replaced with the following:

“2. Interest. The Note shall accrue interest on the outstanding Principal Amount at the annual rate of interest of ten percent (10%). Interest shall be payable (i) October 8, 2024 in the amount of $83,250.95 and (ii) every Monday of each week starting on October 14, 2024. The interest amount due shall be calculated as follows: the outstanding Principal Amount as of the prior Tuesday * (annual interest rate/365) * number of days since last payment of interest.”

c.	Events of Default. The following new Paragraphs 9(l) and 9(m) are inserted into Paragraph 9 of the Secured Note following Paragraph 9(k):

“(l)  The Parent fails to execute a committed letter of intent setting forth certain material terms of a debt or equity financing with a qualified investor or financial institution with a net funding amount greater than the outstanding Principal Amount of the Secured Note as of the date of such letter of intent or term sheet, and the Company or Parent fails to provide a copy of such agreement to the Holders on or before December 2, 2024; or

(m) The Parent’s Class A common stock shares (NASDAQ: MSS) at any point no longer trades on the Nasdaq Market LLC.”

d.	Paragraph 9(a). Paragraph 9(a) of the Secured Note is hereby deleted in its entirety and replaced with the following:

“(a) the Issuer fails to make any payment of the Principal Amount as required by this Note and does not cure such default within one (1) business day of occurrence;”

e.	Paragraph 9(b). Paragraph 9(b) of the Secured Note is hereby deleted in its entirety and replaced with the following:

“(b) the Issuer fails to make any interest payment or other non-principal payment required by this Note and does not cure such default within one (1) business day of occurrence;”

f.	Default Interest. Paragraph 10(c) of the Secured Note is hereby deleted in its entirety and replaced with the following:

“(c) Default Interest. If an Event of Default occurs, the outstanding Principal Amount shall bear interest (the “Default Interest”) at the interest rate of fourteen percent (14%) per annum (the “Default Rate”) from the date of such Event of Default until all such sum, together with accrued interest thereon, at the Default Rate, are fully paid. At such time as a judgement is obtained for any amounts owing under this Note or any document or instrument securing this Note, interest shall continue to accrue on the amount of the judgement at the Default Rate.”

g.	Exhibit A. The payment schedule EXHIBIT A referenced in Paragraph 3 of the Secured Note is deleted in its entirety and replaced as of the Effective Date with EXHIBIT A - Second Amendment attached to this Second Amendment.

3.	Restructuring Fee. Upon execution of this Amendment, the Company shall pay $40,000.00 restructuring fee to Holders.

4.	Headings. The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

5.	Illegality. In case one or more of the provisions herein should be invalid, illegal or otherwise unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

6.	Counterparts. This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

7.	Remainder of Agreement. Except as expressly provided in this Amendment, all of the terms and provisions of the Secured Note are and will remain in full force and effect and are hereby ratified and confirmed by the parties in all respects.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the 21st day of October, 2024.

ISSUER:

Lee Lee Oriental Supermart, LLC,
an Arizona limited liability company

By:	/s/ John Jun Xu
Name:	John Jun Xu
Title:	President

Date:	October 21, 2024

AZLL LLC,
an Arizona limited liability company

By:	/s/ John Jun Xu
Name:	John Jun Xu
Title:	President

Date:	October 21, 2024

HOLDERS:

/s/ Meng Truong
Meng Troung, an individual

Date: October 21, 2024

/s/ Paulina Truong
Paulina Truong, an individual

Date: October 21, 2024

EXHIBIT A – Second Amendment

REVISED NOTE PAYMENT SCHEDULE October 8, 2024

	Total Note:	15,188,032.25	10%

Month	Date	Principal	Estimated Interest	Total Payment	Outstanding Principal
		2,500,000.00
		2,500,000.00			10,188,032.25
	9/8/2024				10,188,032.25
	9/23/2024	50,000.00	-		10,138,032.25
	9/28/2024	100,000.00			10,038,032.25
	10/8/2024	25,000.00			10,013,032.25
	10/8/2024	-	83,250.95	83,250.95	10,013,032.25
1	10/14/2024	25,000.00	16,459.78	41,459.78	9,988,032.25
2	10/21/2024	25,000.00	19,155.13	44,155.13	9,963,032.25
3	10/28/2024	25,000.00	19,107.19	44,107.19	9,938,032.25
4	11/4/2024	25,000.00	19,059.24	44,059.24	9,913,032.25
5	11/11/2024	25,000.00	19,011.29	44,011.29	9,888,032.25
6	11/18/2024	30,000.00	18,963.35	48,963.35	9,858,032.25
7	11/25/2024	30,000.00	18,905.82	48,905.82	9,828,032.25
8	12/2/2024	30,000.00	18,848.28	48,848.28	9,798,032.25
9	12/9/2024	30,000.00	18,790.75	48,790.75	9,768,032.25
10	12/16/2024	50,000.00	18,733.21	68,733.21	9,718,032.25
11	12/23/2024	50,000.00	18,637.32	68,637.32	9,668,032.25
12	12/30/2024	50,000.00	18,541.43	68,541.43	9,618,032.25
13	1/6/2025	50,000.00	18,445.54	68,445.54	9,568,032.25
14	1/13/2025	5,000,000.00	18,349.65	5,018,349.65	4,568,032.25
15	1/20/2025	50,000.00	8,760.61	58,760.61	4,518,032.25
16	1/27/2025	50,000.00	8,664.72	58,664.72	4,468,032.25
17	2/3/2025	50,000.00	8,568.83	58,568.83	4,418,032.25
18	2/10/2025	50,000.00	8,472.94	58,472.94	4,368,032.25
19	2/17/2025	50,000.00	8,377.05	58,377.05	4,318,032.25
20	2/24/2025	50,000.00	8,281.16	58,281.16	4,268,032.25
21	3/3/2025	50,000.00	8,185.27	58,185.27	4,218,032.25
22	3/10/2025	50,000.00	8,089.38	58,089.38	4,168,032.25
23	3/17/2025	50,000.00	7,993.49	57,993.49	4,118,032.25
24	3/24/2025	50,000.00	7,897.60	57,897.60	4,068,032.25
25	3/31/2025	50,000.00	7,801.71	57,801.71	4,018,032.25
26	4/7/2025	50,000.00	7,705.82	57,705.82	3,968,032.25
27	4/14/2025	50,000.00	7,609.92	57,609.92	3,918,032.25
28	4/21/2025	50,000.00	7,514.03	57,514.03	3,868,032.25
29	4/28/2025	50,000.00	7,418.14	57,418.14	3,818,032.25
30	5/5/2025	3,818,032.25	7,322.25	3,825,354.50
31	10/8/2025	* Guaranty Premium Possible
32	4/8/2026	* Guaranty Premium Possible
33	4/8/2027	* Guaranty Premium Possible
34	Any	* Guaranty Premium Possible

	TOTAL	15,188,032.25